UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 4, 2019
Date of Report (date of earliest event reported)
_________________
TransEnterix, Inc.
(Exact name of Registrant as specified in its charter)
_________________

Delaware	0-19437	11-2962080
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300
Morrisville, North Carolina 27560
(Address of principal executive offices)
919-765-8400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	TRXC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.02    Termination of a Material Definitive Agreement.
On November 4, 2019, TransEnterix, Inc. (the “Company”) entered into a payoff letter with Hercules Capital, Inc. (“Hercules”) pursuant to which the Company terminated that certain Loan and Security Agreement, dated May 23, 2018, by and among the Company and its subsidiaries, the several banks and other financial institutions or entities from time to time parties thereto, and Hercules, in its capacity as administrative agent and collateral agent (collectively, the “Lender”), as amended from time to time (as amended, the “Hercules Loan Agreement”) pursuant to which the Company had borrowed $15.0 million from the Lender through term loans. The Company believes that repaying its existing indebtedness under the Hercules Loan Agreement provides additional flexibility as the Board of Directors continues to explore strategic and financial alternatives for the Company. Under the payoff letter, the Company repaid all amounts owed under the Hercules Loan Agreement totaling approximately $16.4 million, which included pre-payment fees of $1.4 million, and Hercules released all security interests held on the assets of the Company and its subsidiaries, including, without limitation, on the intellectual property assets of the Company.
The Hercules Loan Agreement is fully terminated as of November 4, 2019.
On November 8, 2019, the Company issued a press release announcing the repayment of its existing indebtedness under the Hercules Loan Agreement. The full text of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Forward-Looking Statements
This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about the ability of the debt repayment to provides additional flexibility as the Board of Directors continues to explore strategic and financial alternatives for the Company. These statements involve significant risks and uncertainties, including those discussed in our most recent annual report filed on Form 10-K and its other SEC filings. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. There can be no assurance that the debt repayment will have the desired effect. We are providing this information as of November 8, 2019. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

No.	Description
10.1.1
Loan and Security Agreement, dated May 23, 2018, by and among TransEnterix, Inc., TransEnterix Surgical, Inc., TransEnterix International, Inc., SafeStitch, LLC, the several banks party to the Loan and Security Agreement and Hercules Capital, Inc., as administrative agent and collateral agent (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the Securities and Exchange Commission on August 7, 2018).

10.1.2
First Amendment to Loan and Security Agreement, dated as of May 7, 2019 by and among TransEnterix, Inc., TransEnterix Surgical, Inc., TransEnterix International, Inc., SafeStitch, LLC, the several banks party to the Loan and Security Agreement and Hercules Capital, Inc., as administrative agent and collateral agent (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Securities and Exchange Commission on May 9, 2019).

10.1.3
Consent and Second Amendment to Loan and Security Agreement, dated and effective as of July 10, 2019, by and among TransEnterix, Inc., TransEnterix Surgical, Inc., TransEnterix International, Inc., SafeStitch, LLC, the several banks party to the Loan and Security Agreement and Hercules Capital, Inc., as administrative agent and collateral agent (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the Securities and Exchange Commission on August 8, 2019).

10.2
Amended and Restated AutoLap System Sale Agreement, dated as of October 15, 2019, by and between the Company and Great Belief International Limited, dated October 15, 2019 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed October 17, 2019).

99.1	Press Release dated November 8, 2019, issued by TransEnterix, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TransEnterix, Inc.

Date: November 8, 2019	/s/ Joseph P. Slattery
Joseph P. Slattery
EVP and Chief Financial Officer

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